UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 26, 2010
Date of Report (Date of earliest event reported)
Medicis Pharmaceutical Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-14471	52-1574808
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
7720 North Dobson Road
Scottsdale, Arizona 85256
(Address of principal executive offices) (Zip Code)
(602) 808-8800
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On February 26, 2010, the Stock Option and Compensation Committee of the Board of Directors (the “Committee”) of Medicis Pharmaceutical Corporation (the “Company”) approved the following compensation arrangements for its executive officers.
     2009 Bonuses. The Committee approved payment of the following cash bonuses to certain of the Company’s executive officers. The payments include bonus amounts based on the achievement of performance objectives pre-established by the Committee, as described below, under its annual cash incentive program, as well as discretionary bonus payments to Jason D. Hanson, Mark A. Prygocki and Richard D. Peterson approved by the Committee for 2009 in the amounts of $308,062, $250,000 and $27,437, respectively. Aside from the discretionary bonus amounts, the cash bonus amounts approved by the Committee were made in accordance with the Company’s annual cash incentive program based upon the Company’s performance against pre-established net revenue and adjusted non-GAAP EBITDA targets for the fiscal year ending December 31, 2009 that resulted in payments equal to 105% of target bonus opportunity. For purposes of determining whether the performance objectives had been achieved, the Company’s performance was adjusted to remove certain expenses and to eliminate certain revenues as approved by the Committee. The total bonus payments for 2009, including the discretionary bonus payments, are set forth below.

Executive Name	Position	2009 Bonus
Jonah Shacknai	Chairman, Chief Executive Officer, Director	$1,039,500
Joseph P. Cooper	Executive Vice President, Corporate and Product Development	$374,063
Jason D. Hanson	Executive Vice President, General Counsel and Corporate Secretary	$690,000
Richard D. Peterson	Executive Vice President, Chief Financial Officer and Treasurer	$370,000
Mark A. Prygocki	Executive Vice President, Chief Operating Officer	$683,125
Mitchell S. Wortzman, Ph.D.	Executive Vice President, Chief Scientific Officer	$366,188
     Base Salaries. The Committee approved the following annual base salaries for the following executive officers, with retroactive effect to January 1, 2010. The 2010 salaries represent increases ranging from 3.16% up to 8.25% based on the previous year’s base salaries. The average base salary increase for all of the following executive officers was 4.73%.

Executive Name	2010 Salary
Jonah Shacknai	$1,135,000
Joseph P. Cooper	$490,000
Jason D. Hanson	$525,000
Richard D. Peterson	$465,000
Mark A. Prygocki	$570,000
Mitchell S. Wortzman, Ph.D.	$480,000

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010	By:	/s/ Richard D. Peterson
Richard D. Peterson
Executive Vice President, Chief Financial Officer and Treasurer